UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2016, Sonoco Products Company (the “Company”) and its wholly owned subsidiaries Sonoco Plastics, Inc., Sonoco Plastics Canada, ULC, and Sonoco Development, Inc. (together the "Sellers"), entered into a definitive agreement with Amcor Rigid Plastics USA, LLC and Amcor Packaging Canada, Inc. (together the "Buyers") to sell the Company's rigid plastics blow molding operations, subject to the terms and conditions of the Asset Purchase Agreement (the "Agreement"). The selling price is approximately $280 million, subject to certain adjustments as set forth in the Agreement.

The Company's rigid plastics blow molding operations include seven manufacturing facilities in the U.S. and Canada with approximately 850 employees producing containers serving the personal care and food and beverage markets.

The Agreement has been approved by the boards of directors of both the Company and the Buyers. The acquisition is subject to regulatory approval in the United States and is expected to close in the fourth quarter of 2016. Amcor Packaging USA, Inc. has guaranteed the performance by the Buyers of all of their obligations under the Agreement and its exhibits and schedules.

The Agreement contains certain customary representations and warranties of the Buyers and Sellers. In addition, the Buyers and Sellers have agreed to certain covenants and agreements, including, among others: (1) customary covenants relating to the conduct of the Seller's rigid plastics blow molding operations during the interim period between the execution of the Agreement and the closing; (2) with certain exceptions, the Buyer’s covenant not to make claims against officers and directors of the Company or the Sellers or their affiliates; (3) covenants of the parties to each other with respect to further assurances, updating of information and cooperation; and (4) Seller's agreement to provide transition services to the Buyers.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 to this report. The Agreement has been made an exhibit to this report in accordance with Securities and Exchange Commission rules in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, the Sellers, the Buyers, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may be waived or modified by the parties to the Agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Sellers, the Buyers, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Section 8 – Other Events

Item 8.01	Other Events.

On September 1, 2016, Sonoco Products Company issued a news release announcing that it had signed a definitive agreement to divest its rigid plastics blow molding operations as discussed in Item 1.01 above. A copy of that release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Asset Purchase Agreement, dated September 1, 2016 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release dated September 1, 2016, announcing its entry into a definitive agreement to divest its rigid plastics blow molding operations

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: September 2, 2016	By: /s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1
Sale and Purchase Agreement, dated September 1, 2016 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release dated September 1, 2016, announcing its entry into a definitive agreement to divest its rigid plastics blow molding operations.